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                                                            EXHIBIT 21



                                 SUBSIDIARIES OF THE REGISTRANT

PARENT
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Community National Corporation



                                                     PERCENTAGE    STATE OF
SUBSIDIARIES (1)                                        OWNED    INCORPORATION
----------------                                      ---------- -------------

Community National Bank of Tennessee                     100%    United States


SUBSIDIARIES OF COMMUNITY NATIONAL BANK OF TENNESSEE
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Lexington First Federal Service Corporation              100%    Tennessee